Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-92326 and No. 333-7921) pertaining to the Broderbund/Banner Blue Stock Plan and (Form S-8 No. 333-13803) pertaining to the 1996 Employee and Consultant Stock Option Plan and the 1996 Employee Stock Purchase Plan of Broderbund Software, Inc. of our report dated October 3, 1997, with respect to the consolidated financial statements and schedule of Broderbund Software, Inc. included in the Annual Report (Form 10-K) for the year ended August 31, 1997.



                                               Ernst & Young LLP


San Francisco, California
November 25, 1997